Exhibit 10.1

TENCENT MUSIC ENTERTAINMENT GROUP

2024 SHARE INCENTIVE PLAN

TABLE OF CONTENTS

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TENCENT MUSIC ENTERTAINMENT GROUP

2024 SHARE INCENTIVE PLAN

Section 1.   Introduction.

The purpose of the Plan is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of the Company to perform at the highest level and to further the best interests of the Company and its shareholders.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards (as defined below) in the form of Options, Restricted Shares, Restricted Share Units or any other type of awards as determined by the Committee (as defined below) from time to time.

The Plan shall be governed by, and construed in accordance with, Cayman Islands law (except its choice-of-law provisions). Sections 8 and 19(3) of the Electronic Transactions Act shall not apply. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

Section 2.   Definitions.

(a)   “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity in the aggregate.

(b)   “Applicable Laws” means all applicable laws, rules, regulations and requirements relating to the administration of share plans, including, but not limited to, all applicable Cayman Islands laws, the laws of the People’s Republic of China, U.S. federal and state laws, the rules and regulations of any stock exchange or quotation system on which the Ordinary Shares (or securities representing the Ordinary Shares) are listed or quoted, and the applicable laws, rules, regulations or requirements of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan or where Participants reside or provide services, as such laws, rules, regulations and requirements shall be in place from time to time.

(c)   “Award” means an Option, Restricted Share, Restricted Share Unit or any other type of awards as determined by the Committee from time to time.

(d)   “Award Agreement” means any Share Option Agreement, Restricted Share Agreement, Restricted Share Unit Agreement or such other agreement pursuant to which Awards are granted to Participants.

(e)   “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)   “Cashless Exercise” means, to the extent that a Share Option Agreement so provides and as permitted by Applicable Laws, a program approved by the Committee in which payment of the aggregate Exercise Price and/or satisfaction of any applicable tax withholding obligations may be made all or in part by delivery (on a form prescribed by the Committee) of an

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irrevocable direction to a securities broker to sell Shares subject to an Option and to deliver all or part of the sale proceeds to the Company.

(g)   “Cause” means, with respect to any Participant, except as may otherwise be provided in a Participant’s employment, non-compete or similar agreement or the Award Agreement, (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company; (ii) incompetence or negligence in the performance of his duties, or material violation of a written Company policy; (iii) Participant’s commission of any act of fraud, embezzlement, dishonesty or serious misconduct, whether or not in connection with his employment; (iv) willful disobedience or non-compliance with the terms of his employment, agency or consultancy contract with the Company or any lawful orders or instructions given by the Company, or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (v) unauthorized use or disclosure by the Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (vi) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company; (vii) Participant’s nonpayment of an obligation to the Company; (viii) Participant’s breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company; (ix) Participant’s conduct constituting unfair competition; (x) Participant’s conduct which induces any Company customer to breach a contract with the Company; (xi) conduct which induces any principal for whom the Company acts as agent to terminate such agency relationship; (xii) any reason of the summary termination of the Participant’s employment on any one or more of the grounds that he has been guilty of misconduct, or has been convicted of any criminal offence involving his integrity or honesty or (if so determined by the Committee) on any other ground on which an employer would be entitled to summarily terminate his employment at common law or pursuant to any Applicable Laws or under the Participant’s employment agreement with the Company, a Parent, a Subsidiary or an Affiliate; and (xiii) anything in the conclusive opinion of the Committee adversely affects his ability to perform his duties properly or bring the Company into disrepute. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Committee and shall be conclusive and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 10(a), and the term “Company” as used in this section will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(h)   “Change of Control” means the consummation of any of the following transactions:

(i)   The sale of all or substantially all of the Company’s assets;

(ii)   The merger of the Company with or into another corporation in which securities possessing more than 50% of the total combined voting power of the Company are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(iii)  The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by,

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or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company’s then outstanding securities. For purposes of this paragraph, the term “person” shall not include: (1) a trustee of other fiduciary holding securities under an employee benefit plan of the Company, a Subsidiary or an Affiliate; or (2) corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Ordinary Shares.

A transaction shall not constitute a Change of Control if its sole purpose is to change the place of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(i)    “Committee” means a committee described in Section 3.

(j)    “Company” means Tencent Music Entertainment Group, an exempted company incorporated under the laws of the Cayman Islands.

(k)   “Consultant” means an individual who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director.

(l)    “Director” means a member of the Board.

(m)    “Disability” means that the Participant is classified as disabled under the long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(n)   “Effective Date” means 29 May 2024, the date on which the Plan is adopted by the Board and approved by Tencent Holdings Limited or a Parent.

(o)   “Electronic Transaction Act” means the Electronic Transactions Act (As Revised) of the Cayman Islands.

(p)   “Employee” means any individual who is an employee of the Company, a Parent, a Subsidiary or an Affiliate (with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to Applicable Laws).

(q)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)   “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Share Option Agreement.

(s)   “Fair Market Value” means, unless otherwise determined in good faith by the Committee, the closing sales price for such Shares as quoted on New York Stock Exchange or such other national exchange or system on such date; provided that if the Shares are admitted to

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quotation or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date. Such determination shall be conclusive and binding on all persons.

(t)    “Grant Date” means the grant effective date of an Award.

(u)   “Option” means an option granted under the Plan entitling the Optionee to purchase Shares.

(v)   “Optionee” means an individual, estate or other entity that holds an Option.

(w)    “Ordinary Shares” means the Company’s Class A ordinary shares of a par value of US$0.000083 each, as adjusted in accordance with the provisions of this Plan.

(x)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns share possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(y)   “Participant” means an Employee, Director or Consultant who has been selected by the Committee to receive an Award under the Plan to the extent permitted under applicable laws and regulation and the rules of the stock exchange(s) on which the Company’s securities are listed.

(z)   “Plan” means this Tencent Music Entertainment Group 2024 Share Incentive Plan, as it may be amended from time to time.

(aa)   “Restricted Share” means a Share subject to restrictions and certain other conditions (as applicable) pursuant to the Plan or a Participant’s Restricted Share Agreement.

(bb)   “Restricted Share Agreement” means the agreement described in Section 8 evidencing a Restricted Share.

(cc)   “Restricted Share Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan.

(dd)   “Restricted Share Unit Agreement” means the agreement described in Section 8 evidencing a Restricted Share Unit.

(ee)   “SEC” means the Securities and Exchange Commission.

(ff)   “Securities Act” means the Securities Act of 1933, as amended.

(gg)   “Service” means the service provided by an Employee, Director or Consultant as the case may be. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the

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leave provide for continued service crediting, or when continued service crediting is required by Applicable Laws. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. Further, unless otherwise determined by the Committee, a Participant’s Service will not terminate merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate (including but are not limited to a situation in which a Consultant becoming an Employee or a Director), or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service; or merely because of a change in the entity to which the Participant provides Services (be it the Company, a Parent, Subsidiary or Affiliate);

(hh)   “Share” means one Ordinary Share.

(ii)   “Share Option Agreement” means the agreement described in Section 6 evidencing an Option.

(jj)   “Subsidiary” means any corporation (other than the Company) (i) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain; or (ii) that is a consolidated variable interest entity with respect to which the Company, through certain contractual arrangements, is considered the primary beneficiary of such entity for accounting purposes and is able to consolidate such entity’s operating results in the Company’s financial statements under International Financial Reporting Standards or other applicable accounting standards. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

For the purpose of this Plan, an Award is considered "outstanding" as of a given date if it has been granted but has not yet been exercised (or, in the event of Restricted Share Units or Restricted Shares, vested) or forfeited, cancelled, expired or lapsed as of that date; the determination of whether an Award is outstanding shall be made by the Committee. Such determination shall be final, conclusive and binding upon all parties, including the Company and Participants and any nominees or beneficiaries thereof.

Section 3.   Administration.

(a)   Committee Composition. The Company’s Compensation Committee (the “Committee”) shall administer the Plan, unless otherwise determined by the Board. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

(b)   Authority of the Committee. Subject to the provisions of the Plan and Applicable Laws, the Committee shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation to:

(i)   selecting Participants who are to receive Awards under the Plan;

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(ii)   determining the Fair Market Value;

(iii)   determining the type, number, Grant Date, vesting requirements and other features and conditions of Awards;

(iv)   approving the forms of agreements to be used under the Plan;

(v)   amending any outstanding Awards;

(vi)   accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(vii)   interpreting the Plan and any Award Agreement;

(viii)   correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;

(ix)   adopting such rules or guidelines as it deems appropriate to implement the Plan and any Award Agreement;

(x)   authorizing any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Committee;

(xi)   making all other decisions relating to the operation of the Plan; and

(xii)   adopting such plans or subplans as may be deemed necessary or appropriate to comply with the laws of certain jurisdictions, allow for tax-preferred treatment of the Awards or otherwise provide for the participation by Participants who reside in such jurisdictions.

To the extent permitted by Applicable Laws, the Committee may delegate to one or more officers of the Company or to another committee of the Board (which may consist of solely one member of the Board) the authority to grant all types of Awards or take one or more of the actions set forth above in accordance with the Plan and Applicable Laws.

The Committee’s determinations under the Plan shall be final, conclusive and binding upon all parties, including the Company and Participants and any nominees or beneficiaries thereof.

(c)   Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee, the delegated officer(s) or each member of other committee as described under Section 3 (b) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right

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of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

Section 4.   General.

(a)   General Eligibility. Only Employees, Directors and Consultants shall be eligible to participate in the Plan.

(b)   Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with Applicable Laws. In no event shall the Company be required to issue fractional Shares under this Plan.

(c)   Beneficiaries. Unless stated otherwise in an Award Agreement and then only to the extent permitted by and enforceable under Applicable Laws, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company (or the Company’s designee). A beneficiary designation may be changed by filing the prescribed form with the Company (or the Company’s designee) at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to such other person as the Company may designate.

(d)   No Rights as a Shareholder. A Participant, or a transferee or beneficiary of a Participant, shall have no rights as a shareholder with respect to any Ordinary Shares covered by an Award until such person has satisfied all of the terms and conditions to receive such Ordinary Shares, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the register of members of the Company).

(e)   Termination of Service. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be vested, exercised, settled, paid or forfeited, in the event of a Participant’s termination of Service with the Company, a Parent, a Subsidiary or an Affiliate prior to the vest, exercise or settlement of such award. Subject to the other terms of this Plan, unless the applicable Award Agreement or the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service: (i) upon termination of Service for any reason (for Cause or otherwise), regardless of whether such termination is the Participant’s voluntary choice or not, the unvested portions of any outstanding Awards shall be immediately forfeited without consideration with effect from the date on which such Participant’s Service is terminated; (ii) if Service is terminated for Cause, then all outstanding Awards shall terminate and be forfeited immediately without consideration with effect from the date on which such Participant’s Service is terminated; (iii) if Service is terminated for any reason other than for Cause, death or Disability, then the vested portion of the Participant’s Awards shall

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still be held by such Participant or his or her personal representative (to the extent not forfeited, cancelled, expired or lapsed as of the date of such termination) , and any vested Options shall lapse automatically and not be exercisable (to the extent not already exercised) unless such vested Options are exercised by the Participant (or his or her personal representative) within three months starting from the date of such termination; and (iv) if Service is terminated due to death or Disability, the vested portion of the Participant’s Awards shall still be held by such Participant or his or her personal representative (to the extent not forfeited, cancelled, expired or lapsed as of the date of such termination), and any vested Options shall lapse automatically and not be exercisable (to the extent not already exercised) unless such vested Options are exercised by the Participant (or his or her personal representative) within twelve (12) months starting from the date of such termination; notwithstanding anything to the contrary and for the avoidance of doubt, in the event that a Participant becomes a Defective Participant as described under Section 4(h) or is subject to any investigation or administrative or judicial proceedings by any authorities or any of the Company’s internal investigation and thus may have the potential to become a Defective Participant, regardless of whether his or her Service remains unterminated, the Committee, the delegated officer(s) or other committee as described under Section 3 (b) shall have the power to suspend the vesting of any outstanding Awards granted to such Participant, and/or freeze personal Award management account of such Participant, and/or take any such actions as it deems appropriate to administer the Plan, without the approval of such Participant.

(f)   Change of Control.

(i)   In the event that the Company is a party to a Change of Control, outstanding Awards shall be subject to the applicable agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(ii)    The Committee may also set forth the treatment of such Awards upon a Change of Control in the applicable Award Agreement. Except as otherwise provided in the applicable Award Agreement, upon a Change of Control, a merger or consolidation involving the Company or any other event with respect to which the Committee deems it appropriate, the Committee may cause any Award to be canceled in consideration of (i) the full acceleration of such Award and either (A) a period of at least ten days prior to the effective date of such Change of Control to exercise the Award or (B) a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change of Control, merger, consolidation or other event or (ii) a substitute award (which immediately upon grant shall have an Intrinsic Value equal to the Intrinsic Value of such award); as used in this section, “Intrinsic Value” means (i) the excess, if any, of the price or implied price per Share in a Change of Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

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(iii)   Notwithstanding the foregoing, the Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become vested and exercisable, in full or in part, in the event that the Company is a party to a Change of Control.

(iv)   To the extent not previously exercised or settled, Award shall terminate immediately prior to the dissolution or liquidation of the Company.

(g)   Lapse of Awards. An outstanding Award shall lapse automatically and, in the event of Options, not be exercisable (to the extent not already exercised), and any unvested Awards will not vest on the relevant vesting date and any Reference Amount (as defined below) paid by the Company in respect of the relevant Awards shall be returned to the Company immediately, in any of the following events; provided that, all vested Awards can still be held by or transferred to such holder, if so determined by the Committee (as used in this Plan, “Reference Amount” refers to the amount paid from the Company’s resources or any Subsidiary’s or Affiliate’s resources into a designated account for the purchase and/or subscription of Shares for the purposes of granting Awards to eligible Participants, as determined by the Committee at any time at its discretion):

(i)   the expiry of the term of the Award as specified in the relevant Award Agreement;

(ii)    in the event of Options, the expiry of any of the exercise periods referred to in Section 3(e);

(iii)   the date on which, (i) where the Participant is an Employee, the Participant ceases to be an Employee by reason of Cause; or (ii) where the Participant is any other individual who provides Services to the Company, a Parent, a Subsidiary or an Affiliate, and is under any contract with the Company, a Parent, a Subsidiary or an Affiliate, such contract is terminated by reason of breach of contract on the part of such individual; or (iii) where the Participant is any other individual who provides Services to the Company, a Parent, a Subsidiary or an Affiliate, the Participant appears either to be unable to pay or have no reasonable prospect to be able to pay debts, or has become insolvent, or has made any arrangement (including a voluntary arrangement) or composition with his creditors generally, or ceases or threatens to cease to carry on his business, or is bankrupted, or has been convicted of any criminal offence involving integrity or honesty;

(iv)   in the event that prior to or on the vesting of any Awards, the holder of such Awards ceases to be an eligible Participant pursuant to the terms of this Plan;

(v)   the holder of such Awards is found to be a person who is resident in a place where the award of such Awards and/or the vesting of such Awards pursuant to the terms of this Plan is not permitted under the laws and regulations of such place or where in the view of the Committee, compliance with applicable laws and regulations in such place makes it necessary or expedient to exclude such holder;

(vi)   an order for the winding-up of the Company is made or a resolution is passed for the voluntary winding-up of the Company (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that

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substantially the whole of the undertaking, assets and liabilities of the Company pass to a successor company);

(vii)   the date of consummation of the winding-up, dissolution or liquidation of the Company;

(viii)   the date on which the Participant commits a breach of Section 4(h); or

(ix)   the date on which certain circumstances as provided in the related Award Agreement or otherwise agreed upon between the Company and the Participant are satisfied.

(h)   Defective Participants. In the event that prior to or on the vesting of any Awards, (i) the holder of such Awards has breached any provisions of any non-competition agreement or deed entered into between the Company on the one hand and such holder on the other hand or any other relevant non-compete undertaking; (ii) the holder of such Awards has violated any relevant policy(ies) of the Company; or (iii) there occur any other event(s) which could be detrimental to the interest of the Company or its shareholders, as determined by the Committee, the following shall take place:

(i)   the Awards granted to such holder will automatically lapse forthwith, accordingly the unvested Awards will not vest on the relevant vesting date;

(ii)    any Shares underlying any Awards that have vested but not yet transferred to such holder (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) will no longer be transferred to such holder and will be returned to the Company;

(iii)   any Reference Amount paid by the Company in respect of the relevant Awards will be returned to the Company immediately; and

(iv)   such holder shall be held by the Company to account for any proceeds arising out of dealing in any Shares underlying the relevant Awards that have been or to be transferred to such holder.

as used in this section, the term “Company” shall include any Subsidiary, Parent, Affiliate, or ay successor thereto, if appropriate.

(i)    Restrictive Covenants; Violation of Non-Competition and Confidentiality Obligation. The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and any other events that it considers to be detrimental to the Company and impose other restrictive covenants as it deems necessary or appropriate in its sole discretion. In the event that these restrictions are breached, the Committee may request the grantees to return all benefits made available to them under the Plan and such grantees shall cease to be entitled to potential benefits intended to be made available to them under the Plan. Without prejudice to the generality to the foregoing, subject to the other terms of this Plan, if a Participant breaches any obligations in relation to non-competition, confidentiality and any other events that is considered

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to be detrimental to the Company under any written agreement or covenant with the Company before or/and after his/her termination of service, then all Awards shall terminate and be forfeited immediately without consideration, and the Committee may, in its sole discretion, require all shares and rights benefits and interests of the Shares in relation to the Awards (including any exercised Options) shall be surrendered to the Company without consideration. For avoidance of any doubt, as used in this section, the term “Company” shall include any Subsidiary, Parent, Affiliate, or ay successor thereto, if appropriate.

Section 5.   Shares Subject to Plan and Share Limits.

(a)   Basic Limitation. The maximum number of Shares available for issuance under the Plan is 228,775,377. Awards lapsed or forfeited in accordance with the terms of this Plan will not be counted for the purpose of calculating the foregoing limit, subject to adjustment pursuant to the provisions in this Plan.

(b)   Share Count. Shares issued pursuant to Awards will count against the Shares available for issuance under the Plan as one (1) Share for every one (1) Share issued in connection with the Award. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under the Plan. If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan.

Section 6.   Terms and Conditions of Options.

(a)   Share Option Agreement. Each Option granted under the Plan shall be evidenced and governed exclusively by a Share Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Share Option Agreement. The provisions of the various Share Option Agreements entered into under the Plan need not be identical.

(b)   Number of Shares. Each Share Option Agreement shall specify the number of Shares that are subject to the Option, which number is subject to adjustment pursuant to the provisions in this Plan.

(c)   Exercise Price. Each Share Option Agreement shall specify the Option’s Exercise Price which shall be established by the Committee at the time of grant; provided, however, that such Exercise Price of a Share shall be at least the higher of (i) the nominal value of a Share; (ii) the Fair Market Value of a Share on the date of grant; and (iii) the average Fair Market Value of a Share for the five business days immediately preceding the date of grant. Notwithstanding anything to the contrary contained herein, the Exercise Price is subject to adjustment pursuant to the provisions in this Plan.

(d)   Exercisability and Term. Each Share Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and may include performance conditions. The Share Option Agreement shall also specify the maximum term of the Option; provided that the maximum term of an Option shall in no event exceed ten (10) years from the Grant Date. A Share Option Agreement may provide for accelerated vesting in the event of the

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Participant’s death, Disability or other events. Notwithstanding any other provision of the Plan or the Share Option Agreement, no Option can be exercised after the expiration date provided in the applicable Share Option Agreement.

(e)   Method of Exercise. An Option may be exercised, in whole or in part, by giving written notice of exercise to the Company (or, subject to Applicable Laws and if the Company permits, by electronic or voice methods) of the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the aggregate Exercise Price, plus any required withholdings (unless satisfactory arrangements have been made to satisfy such withholdings). The Company reserves the right to delay issuance of the Shares if such payments are not satisfactory.

(f)   Payment for Option Shares. The Exercise Price of an Option shall be paid, at the time of exercise, in cash, by surrender of Share, through Cashless Exercise or, or in such other form as provided for in the applicable Share Option Agreement to the extent permitted by Applicable Laws, regulations and rules and approved by the Committee.

(g)   Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options (such as modification of Exercise Price) or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.

(h)   Assignment or Transfer of Options. Except as otherwise provided in the applicable Share Option Agreement and then only to the extent such transfer is otherwise permitted by Applicable Laws and is not a transfer for value (unless such transfer for value is approved in advance by the Committee), no Option or interest therein shall be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution and an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee.

Section 7.   Terms and Conditions for Restricted Shares.

(a)   Time, Amount and Form of Awards. Awards under this Section 7 may be granted in the form of Restricted Shares.

(b)   Restricted Share Agreement. Each grant of Restricted Shares awarded under the Plan shall be evidenced and governed exclusively by a Restricted Share Agreement between the Participant and the Company. Each grant of Restricted Shares shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Restricted Share Agreement. The provisions of the Restricted Share Agreements entered into under the Plan need not be identical.

(c)   Payment for Restricted Shares. Restricted Shares may be issued with or without cash consideration under the Plan, provided that they are issued at a consideration equivalent to the value of not less than the par value of each Restricted Share; it being understood that services rendered by the relevant Participant may constitute the foregoing consideration, provided that, as

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determined by the Committee, the value of those services is not less than the par value of any Restricted Share issued.

(d)   Vesting Conditions. The Committee shall determine the vesting schedule and conditions of each grant of Restricted Shares. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement which may include performance conditions. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provisions of this Plan (but subject to Applicable Laws), the Committee is at liberty to waive the vesting condition referred to in this section.

(e)   Assignment or Transfer of Restricted Shares. Except as otherwise provided in the applicable Restricted Share Agreement and then only to the extent such transfer is otherwise permitted by Applicable Laws and is not a transfer for value (unless such transfer for value is approved in advance by the Committee), no unvested Restricted Shares or interest therein shall be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution.

(f)   Voting and Dividend Rights. Except as otherwise determined by the Committee or provided in the applicable Restricted Share Agreement, the holder of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Share Agreement may require that the holder of such Restricted Shares invest any cash dividends received in additional Shares subject to the grant. Such additional Shares and any Shares received as a dividend pursuant to the Restricted Shares shall be subject to the same conditions and restrictions as the grant of Restricted Shares with respect to which the dividends were paid. Such additional Shares subject to the grant of Restricted Shares shall not reduce the number of Shares available for issuance under Section 5.

(g)   Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding Restricted Shares (including share granted by another issuer) in return for the grant of new Restricted Shares for the same or a different number of Shares.

Section 8.   Terms and Conditions of Restricted Share Units.

(a)   Restricted Share Unit Agreement. Each Restricted Share Unit granted under the Plan shall be evidenced by a Restricted Share Unit Agreement between the Participant and the Company. Such Restricted Share Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Unit Agreements entered into under the Plan need not be identical.

(b)   Number of Shares. Each Restricted Share Unit Agreement shall specify the number of Shares to which the Restricted Share Unit pertains, which number is subject to adjustment pursuant to the provisions in this Plan.

(c)   Payment for Restricted Share Units. To the extent that an Award is granted in the form of Restricted Share Units, no cash consideration shall be required of the Award recipients

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unless otherwise determined by the Committee or as required in the relevant Award Agreement; provided that any Shares issued to the Participant pursuant to the vesting of any Restricted Share Units shall be issued at a consideration equivalent to the value of not less than the par value of each such Share; it being understood that services rendered by the Participant may constitute the foregoing consideration, provided that, as determined by the Committee, the value of those services is not less than the par value of any Share issued.

(d)   Vesting Conditions. The Committee shall determine the vesting schedule of each Restricted Share Unit. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Unit Agreement which may include performance conditions. A Restricted Share Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provisions of this Plan (but subject to Applicable Laws), the Committee is at liberty to waive the vesting condition referred to in this section.

(e)   Form and Time of Settlement of Restricted Share Units. Settlement of vested Restricted Share Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee at the time of the grant of the Restricted Share Units, in its sole discretion. Vested Restricted Share Units may be settled in a lump sum or in installments. The distribution of Restricted Share Units may occur or commence when the vesting conditions applicable to the Restricted Share Units have been satisfied or have lapsed; such distribution may be deferred to any later date to allow for sufficient time for the execution of procedures as deemed necessary by the Committee and to the extent permitted by Applicable Laws.

(f)   Voting and Dividend Rights. Restricted Share Units carry no voting rights or dividend rights.

(g)   Creditors’ Rights. A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of this Plan and the applicable Restricted Share Unit Agreement.

(h)   Modification or Assumption of Restricted Share Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Share Units or may accept the cancellation of outstanding restricted share units (including restricted share units granted by another issuer) in return for the grant of new Restricted Share Units for the same or a different number of Shares.

(i)    Assignment or Transfer of Restricted Share Units. Except as otherwise provided in the applicable Restricted Share Unit Agreement and then only to the extent such transfer is otherwise permitted by Applicable Laws and is not a transfer for value (unless such transfer for value is approved in advance by the Committee), no Restricted Share Unit or interest therein shall be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution.

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Section 9.   Protection Against Dilution.

(a)   Adjustments. In the event of a subdivision of the issued and outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the issued and outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee may make appropriate adjustments in one or more of:

(i)   the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii)   the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iii)   the Exercise Price under each outstanding Option.

(b)   Participant Rights. Except as provided in this Section 9, a Participant shall have no rights by reason of any issue by the Company of shares of any class or securities convertible into shares of any class, any subdivision or consolidation of shares of any class, the payment of any share dividend or any other increase or decrease in the number of shares of any class. If by reason of an adjustment pursuant to this Section 9 a Participant’s Award covers additional or different shares or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)   Fractional Shares. Any adjustment of Shares pursuant to this Section 9 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

Section 10.   Limitations on Rights.

(a)   Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parent, Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to Applicable Laws, and any applicable written employment agreement (if any), and such terminated person shall

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be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any Award that is forfeited and/or is terminated by its terms or to any future Award.

(b)   Shareholders’ Rights. a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the register of members of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Sections 9.

(c)   Regulatory Requirements. Notwithstanding any other provision of the Plan, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all Applicable Laws and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the issuance of Shares or delivery of other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or delivery of other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

Section 11.   Withholding Taxes.

(a)   General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall have the right to deduct from any amount payable under the Plan, including issuance or transfer of Shares to be made pursuant to an Award granted under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and the Company may take any such actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)   Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by Cashless Exercise, by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided that Shares withheld or previously owned Shares that are tendered shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, the People’s Republic of China, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable, unless the previously owned Shares have been held for the minimum duration necessary to avoid financial accounting charges under applicable accounting guidance or as otherwise permitted by the Committee in its sole and absolute discretion. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC and/or the Hong Kong Stock Exchange. If any Shares are used to satisfy withholding taxes, such Shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made.

Section 12.   Duration and Amendments.

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(a)   Term of the Plan. The Plan shall terminate on the 10th anniversary of the date the plan becomes effective and may be terminated on any earlier date pursuant to this Section 12.

(b)   Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is required by Applicable Laws, regulations or rules.

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